Exhibit 99.1

Health In Tech Announces First Quarter 2025 Financial Results

●	Revenues increased 56% over the first quarter 2024 to $8.0 million, reflecting strong market demand

●	Income before income taxes more than tripled to $0.7 million, up 257% over the first quarter 2024

●	Cash position remained strong at $7.6 million as of March 31, 2025

Stuart, FL., April 14, 2025 /PRNewswire/ — Health In Tech (Nasdaq: HIT), an Insurtech platform company backed by third-party AI technology, today announced its financial results for the first quarter ended March 31, 2025.

Financial Highlights for the First Quarter of 2025

●	The number of enrolled employees (EEs) billed was 24,307, compared to 20,802 in the same period of 2024.

●	Total revenues were $8.0 million, 56% YoY growth.

●	Income before income tax expense was $0.7 million, 8.5% of revenue, compared to $0.2 million, 3.7% of revenue in the same period of 2024

●	Adjusted EBITDA was $1.2 million, compared to $0.5 million in the same period of 2024

●	Cash and cash equivalents were $7.6 million as of March 31, 2025, compared to $7.8 million as of December 31,2024.

●	Accounts receivable was $2.1 million as of March 31, 2025, with 28 days of AR days, compared to $1.6 million, 29 days of AR days as of December 31, 2024.

“We’re off to a strong start in 2025,” said Tim Johnson, CEO of Health In Tech. “First-quarter revenue grew 56% over the first quarter 2024, and income before income tax reached $0.7 million—8.5% of revenue—marking a 257% increase from the same period last year.”

“Our momentum continues to build post-IPO, validating the strategic initiatives we’ve executed. Innovations in our platform, product development, and market expansion are driving meaningful results and laying the groundwork for long-term growth. These gains reflect the strategic investments we made in 2024, particularly in product and service innovation, IT enhancements, infrastructure, cybersecurity, and internal controls. With these foundations in place, we’re now scaling efficiently and reaching a wider market.”

Tim continued: “Since beginning beta development of our large-group third-party AI-powered underwriting platform in November 2024, we’ve seen strong interest from the market. Even in its early stages, we successfully delivered solutions in Q1 to large employers, including one with over 1,000 employees. We’re on track for a full rollout in Q3, marking a major milestone as we broaden our total addressable market and provide smarter, faster quoting for mid-sized and large employers.”

“As we move forward, we’re accelerating new program development and expanding our broker and TPA network to grow our national footprint. With a robust pipeline and sustained momentum, we expect continued strong growth in Q2 2025. We remain dedicated to delivering exceptional value, innovation, and service as we scale.”

Recent Developments and Business Highlights

●	Partnerships and Collaborations. On March 25, 2025, the Company announced a strategic collaboration with DialCare, a leading provider of telehealth and virtual care solutions. Through this partnership, DialCare’s virtual primary care, therapy, and psychiatry services will be integrated into Health In Tech’s self-funded health plan offerings. Members across the U.S. will gain on-demand access to licensed physicians, therapists and psychiatric providers via phone or video consultations. This collaboration further enhances the Company’s mission to deliver smarter, more accessible healthcare solutions for diverse populations.

●	Appointment of Sanjay Shrestha to Board of Directors. On April 10, 2025, the Company announced the appointment of Sanjay Shrestha to its Board of Directors. Mr. Shrestha brings extensive leadership experience in scaling platform-based businesses and driving growth across the energy and technology sectors. He currently serves as President of Plug Power, having joined the company in 2019 as Chief Strategy Officer. He has played a pivotal role in driving growth and expanding value for both customers and shareholders. As General Manager, he significantly broadened the company’s product portfolio and built out the Energy business to deliver end-to-end solutions—including electrolyzers, liquefiers, and cryogenic systems—while overseeing the development of Plug’s hydrogen production facilities. In addition to his operational expertise, Mr. Shrestha has a strong capital market background, having served as a top-ranked renewables research analyst at Lazard Capital Markets and First Albany Capital. His appointment adds valuable industry and financial expertise to the Board and further strengthens Health In Tech’s strategic vision for long-term growth and market expansion.

Conference Call Details

Health In Tech will host a conference call to discuss the financial results for the first quarter of 2025 on April 14, 2025 at 5:00 p.m. (ET). To participate in our live conference call and webcast, please dial 1-888-346-8982 or 1-412-902-4272 (for international participants).

A live audio webcast will be available via the Investor Relations page of Health In Tech’s website at https://healthintech.com/. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity.

About Health In Tech

Health In Tech (Nasdaq: “HIT”) is an Insurtech platform company backed by third-party AI technology, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs. Learn more at healthintech.com.

Health In Tech, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues
Revenues from underwriting modeling (ICE)	$2,351,984	$1,784,635
Revenues from fees	5,663,000	3,340,296
SMR	5,663,000	2,532,922
HI Card	-	807,374
Total revenues	8,014,984	5,124,931
Cost of revenues	2,659,585	989,911
Gross profit	5,355,399	4,135,020
Operating expenses
Sales and marketing expenses	1,090,255	1,043,208
General and administrative expenses	3,246,765	1,999,194
Research and development expenses	537,721	760,196
Total operating expenses	4,874,741	3,802,598
Other income (expense):
Interest income	85,366	24,312
Interest expenses	-	(165,000)
Other income	118,399	-
Total other income (expense), net	203,765	(140,688)
Income before income tax expense	$684,423	$191,734
Provision for income taxes	(185,831)	(91,198)
Net income	$498,592	$100,536

Net income per share
Basic	$0.01	-
Diluted	$0.01	-
Weighted average common stocks outstanding
Basic	54,619,858	51,769,358
Diluted	56,996,936	51,769,358

Health In Tech, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$7,575,037	$7,849,248
Accounts receivable, net	2,110,601	1,647,103
Other receivables	3,989,788	500,252
Deferred offering costs	91,500	-
Prepaid expenses and other current assets	1,804,912	787,161
Total current assets	15,571,838	10,783,764
Non-current assets
Software	4,736,093	3,962,461
Loans receivable, net	831,994	815,995
Operating lease - right of use assets	190,275	206,269
Total non-current assets	5,758,362	4,984,725
Total assets	$21,330,200	$15,768,489
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$5,478,888	$1,858,840
Income taxes payable	425,556	205,253
Operating lease liabilities - current	69,122	66,881
Other current liabilities	780,045	-
Total current liabilities	6,753,611	2,130,974
Non-current liabilities
Deferred tax liabilities	294,203	328,676
Operating lease liabilities - non-current	121,595	139,811
Total non-current liabilities	415,798	468,487
Total liabilities	7,169,409	2,599,461
Stockholders’ equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized, 42,973,204 and 42,914,870 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	42,973	42,915
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 11,700,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	11,700	11,700
Additional paid-in capital	9,666,130	9,173,017
Retained earnings	4,439,988	3,941,396
Total stockholders’ equity	14,160,791	13,169,028
Total liabilities and stockholders’ equity	$21,330,200	$15,768,489

Health In Tech, Inc.

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$498,592	$100,536
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization expense	135,983	134,787
Provision for potential revenue reduction	780,045	-
Deferred tax benefits	(34,473)	(60,070)
Amortization of debt discount	-	165,000
Interest income	(15,999)	(15,999)
Stock-based compensation expense	493,171	-
Changes in operating assets and liabilities:
Accounts receivable	(463,498)	221,102
Other receivables	(3,489,536)	237,093
Prepaid expenses and other current assets	(1,017,751)	(89,988)
Operating lease right of use assets and liabilities, net	19	624
Accounts payable and accrued expenses	3,420,497	(1,485,329)
Income taxes payable	220,303	112,032
Net cash provided by (used in) operating activities	527,353	(680,212)
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	(703,475)	(133,394)
Net cash used in investing activities	(703,475)	(133,394)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	(98,089)	(243,210)
Net cash used in financing activities	(98,089)	(243,210)
Decrease in cash and cash equivalents	(274,211)	(1,056,816)
Cash and cash equivalents, beginning of year	7,849,248	2,416,350
Cash and cash equivalents, end of year	7,575,037	1,359,534
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$39,235
Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$33,250	$110,044
Accrued development of software included in accounts payable and accrued expenses	$256,140	$9,500

Components of Operating Results

Revenues

While our revenue this quarter primarily comes from underwriting activities and program fees associated with customized healthcare plans for small businesses, our growth is driven by delivering solutions that streamline sales processes, enhance service delivery, and shorten the sales cycle for TPAs, MGUs, and brokers. We offer our services through our three subsidiaries. Program services provided by SMR and MGU activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card is an optional add-on to our other services, and it cannot be offered on a standalone basis. Brokers that utilize the program services on behalf of the small employer provided by SMR and MGU activities provided by ICE, are not obligated to utilize our HI Card service. Currently ICE does not offer underwriting services as a standalone service. In the future, we may consider offering it as a standalone service.

Cost of revenues

Cost of revenues primarily consists of infrastructure costs to operate our platform such as hosting fees and fees paid to various third-party partners for access to their technology, services and amortization expenses of our capitalized internal-use software related to our platform. We mainly outsource captive management services and data services from the third-party companies. Our internal proprietary system seeks to consistently improve underwriting and services results through machine learning and data feeds. The captive management activities include introducing new carriers, conducting due diligence on carriers, conducting feasibility studies to determine the viability to be a stop-loss carrier on the platform, negotiating terms and contracts, coordinating audit requests, managing relationship with unrelated carriers and their regulators and auditor firms to ensure that our risk associated with our service offerings is minimized.

Sales and marketing expenses

Sales and marketing expenses primarily consist of personnel-related costs including salaries, benefits and commissions cost for our sales and marketing personnel. Sales and marketing expenses also include the costs for advertising, promotional and other marketing activities, as well as certain fees paid to various third-party for sales and customer acquisition.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related costs and related expenses for our executives, finance, legal, human resources, technical support, and administrative personnel as well as the costs associated with professional fees for external legal, accounting and other consulting services, insurance premiums.

Research and development expenses

Research and development expenses primarily consist of personnel-related costs, including salaries and benefits for our research and development personnel. Additional expenses include costs related to the software development, quality assurance, and testing of new technology, and enhancement of our existing platform technology.

Adjusted EBITDA

Adjusted EBITDA represents our earnings from continuing operations before net interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and public company readiness costs not deemed capitalizable. Adjusted EBITDA is not a measure calculated in accordance with United States Generally Accepted Accounting Principles, or GAAP. We exclude certain non-recurring or non-cash items when calculating Adjusted EBITDA, and we believe this approach provides a more meaningful measure by offering a clearer view of our underlying operational performance.

Financial Results Summary

(Unaudited)

($ in millions)

	Three Months Ended March 31,
	2025	2024	% Change
Total revenues	$8.0	$5.1	56.4%
GAAP gross margin	66.8%	80.7%	-13.9%
Income before income tax expense	$0.7	$0.2	257.0%
Adjusted EBITDA	$1.2	$0.5	163%

Investor Contact

Investor Relations:
ir@healthintech.com